Exhibit 24.1

MERCANTILE BANKSHARES CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Mercantile Bankshares Corporation the Registration Statement on Form S-8 of Mercantile Bankshares Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale f shares under the James Monroe Bank 1998 Stock Option Plan, James Monroe Bancorp, Inc. 1999 Director Stock Option Plan, James Monroe Bancorp, Inc. 2003 Equity Compensation Plan and any and all other amendments to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in one or more counterparts.

/s/ Cynthia A. Archer	Director	July 14, 2006
Cynthia A. Archer

/s/ R. Carl Benna	Director	July 17, 2006
R. Carl Benna

/s/ Richard O. Berndt	Director	July 17, 2006
Richard O. Berndt

/s/ Howard B. Bowen	Director	July 17, 2006
Howard B. Bowen

/s/ William R. Brody	Director	July 14, 2006
William R. Brody

	Director	July , 2006
Eddie C. Brown

/s/ George L. Bunting, Jr.	Director	July 18, 2006
George L. Bunting, Jr.

/s/ Anthony W. Deering	Director	July 14, 2006
Anthony W. Deering

/s/ Darrell D. Friedman	Director	July 14, 2006
Darrell D. Friedman

/s/ Freeman A. Hrabowski III	Director	July 14, 2006
Freeman A. Hrabowski III

/s/ Robert A. Kinsley	Director	July 14, 2006
Robert A. Kinsley

/s/ Jenny G. Morgan	Director	July 19, 2006
Jenny G. Morgan

/s/ Morton B. Plant	Director	July 14, 2006
Morton B. Plant

/s/ Christian H. Poindexter	Director	July 14, 2006
Christian H. Poindexter

/s/ Clayton S. Rose	Director	July 15, 2006
Clayton S. Rose

/s/ James L. Shea	Director	July 20, 2006
James L. Shea

/s/ Donald J. Shepard	Director	July 14, 2006
Donald J. Shepard

/s/ Jay M. Wilson	Director	July 17, 2006
Jay M. Wilson

/s/ Alexander T. Mason	Director	July 18, 2006
Alexander T. Mason